Exhibit 2.1

FJLED ,. THE OFFICE Of f ETAAY OfBTATF J I - 1: STATE OF NE'v uA 'JUN'O 91992 ClNlll'fU, LAU SlCMU - • n• S w , 13/ t½ ARTICLES OF MERGER FILING FEE: $75.00 DF C46354 EXPEDITE 11E024319 DUS£AN BERKICH HISPANAMERlCANS, INC. 19000 MAC ARTHUR BLVD. IRVIN!::, CA 92715 These Articles were drawn by the parties and adopted at a special meeting of the Board of Directors held on the 30 th day of May, 1 92 In Brentwood, California . Directors present were Gloria Natalia Stinchfield, President, and DuSean Berkich, Secretary . TO WIT: Hispanamerlcans, Incorporated . , a Nevada corporation, 1992 , Is hereby merged with Primary Metals, Inc . , a Nevada Corporation, 1984 , with the nam e of the latter becoming the name of the former by an amendment contain e d herein . ARTICLE I. PARTIES TO THE MERGER . A. Party of the first part: HISPANAMERICANS, INCORPORATED NEVADA, 1992 B. Party of the second part: PRIMARY METALS, INC. NEVADA, 1984 ARTICLE II . ADOPTED PLAN OF MERGER . The following resolution and plan of merger were adopted by the Board of Directors at the special m 3 etlng first noted above : RESOLVED: That , WHEREAS, the two officers of Hispanamericans, lncorpurated, being the majority of the Directors a, 1 d only stockholders of said corporation, and with full consent of the third Director, have, as buyers/buyers' representatives, acquired the majority of the authorized and Issued shares of Primary Metals, Inc . , and

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Articles of M rger, Page Two WHEREAS, Gloria Natalia Stinchf i eld bec a me the President and DuSean Berkich became the Secretary of Primary Metals , Inc . at Its special Board meeting held on the 30 th day of May, NOW, THEREFORE, Hlspanamerlcans, Incorporated, N • ' : l da, 1992 , Is hereby merged with Primary Metals, Inc . , with the name of Primary Metals, Inc . changed to Hlsp a namer l cans, Inc . , according to the "Agreement and Plan of Reorganization" signed by the off i cers on the 30 th day of May, 1992 . All shares of the former are hereby voided and Stinchfield and Berkich issue Primary Metals, Inc . common sh a res in the amount of 1 , 515 , 203 to each respectively for consideration . ARTICLE Ill . STOCKHOLDERS' APPROVAL . Stockholders' approv al is re qu i red . Since the signator i es to these Articles are the only stockholders of Hlspanamerlcans, Incorporated, Nevada, 1992 , by signatures affixed below, the i r approval of the merger Is registered . ARTICLE IV . A M ENDMENT TO THE ARTICLES OF INCORPORATION . The Articles of Incorporation of Primary Metals are amended as fo ll ows : The name of this corporation shall be : HISPANAMERICANS, INC. ARTICLE V . ENTIRE PLAN OF MERG E R . ARTICLE II above contains the summary o f the entire plan o f r"' e rger, which is on file in the offices of Hispanamerlcans, Inc . , a copy of wh i ch w i ll b e furnished by the surviving or acquiring corporation, on request and without cost, to any s tockholde r of any corporation which is a party to the merger or exchange . ARTICLE VI . M E RGER TAKING EFFECT . The merger here i n prescribed shall take effect upon the following date, specif i ed as the date o f the merger : The date of filing.

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Articles of Merger, Page Three IN WITNESS WHEREOF, the undersigned, being all the persons named herein as the officers and direc t ors of Hlspanamerlcans, Incorporated, Nevada, 1992 , and Primary Metals, Inc . , Nevada, 1984 , have executed these Articles of Merger . These parsons hereby declare that they are the persons who executed the foregoing Articles of Merger, which execution is their act and deed . SIGNATURE State of California } } ss. County of Orengo } On JU..h e 1 l t q l J (date), persor.ally appeared before me, a notary public, Gloria Natalia Stinchfield and DuSean Berkich, personally known (or proved) to me to be the persons whose names are subscribed to the above instr u ment, wh o acknowledged that they executed the instrument . , . J) . · C 01¥tvJ.d!a t L . JUN O !l 1992 .. ,

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• ARTICLES OF MERGER MERGING HISPANAMERICANS. INCORPORATED (NV) INTO PRIMAllY METALS , INC, (NV) NAME CHANGE TO RISPANAMERICANS, INCORPORATED REQUESTED BY: DUSEAN BERKICH HISPANAMERICANS, INC. 19000 MAC ARTHUR BLVD, IRVINE, CA 92715 FILE NUMBER: 7156 - 84 FILE DATE: 6/9/92 PILING PEE: $75.00 4319 - 92 M/D 7156 - 84

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